Exhibit 99.1

Venu Holding Corporation Strengthens Its Board of Directors with The Addition of Financial Leader Thomas M. Finke

Mr. Finke Joins VENU to Help Guide Corporate Expansion and Reinforce Strategic Oversight

Colorado Springs, CO- May 5, 2025 - (BUSINESS WIRE) Venu Holding Corporation (“VENU” or the “Company”) (NYSE American: VENU), a developer, owner, and operator of upscale live music venues and premium hospitality destinations, today announced the appointment of financial thought leader and strategic growth advisor, Thomas M. Finke, to its Board of Directors. Known for his financial leadership and growth-driven mindset, Finke will officially assume the position on May 5, 2025, to support VENU’s bold growth vision and strategic trajectory through the capital markets

Mr. Finke brings over 35 years of experience in financial services. In December 2008, he was appointed Chairman and CEO of Babson Capital, a wholly owned subsidiary of The Massachusetts Mutual Life Insurance Company (“MassMutual”.) In 2016, Mr. Finke led the merger of Babson Capital with three other subsidiaries of MassMutual forming Barings, LLC. Under his leadership Barings grew its assets under management from approximately $271 billion to over $350 billion in four years. Mr. Finke retired from Barings in November 2020.

Mr. Finke currently serves as a non-executive director for Invesco Ltd. (NYSE: IVZ). A global investment management company managing approximately $1.85 trillion in assets as of December 31, 2024.

Mr. Finke is also active in nonprofit leadership, serving on boards including Davidson College, Duke University’s Fuqua School of Business, and the National Math and Science Initiative. He holds a BS from the University of Virginia and an MBA from Duke University.

“VENU has assembled an exceptionally accomplished and forward-thinking board, and the addition of Tom Finke only raises the bar. His track record of financial leadership and strategic execution will be invaluable as we scale our business. I’m thrilled to welcome Tom to the team as we enter this next phase of growth,” said J.W. Roth Founder, Chairman, and CEO of VENU.

Mr. Finke added, “VENU is building something truly unique at the intersection of live entertainment and premium hospitality, and I’m excited to contribute to that vision. I look forward to working with J.W., the leadership team, and my fellow board members to help guide the company’s continued growth and capitalize on the significant opportunities ahead.”

Finke joins the existing VENU Board of Directors which currently includes: VENU Founder and CEO, J.W. Roth (Chairman), VENU Chief Financial Officer, Heather Atkinson (Secretary, and Treasurer), Founder and CEO of Innovate CPG, Inc., Mitchell Roth, Founder and Owner of CC Management & Development, Steve Cominsky, CEO of Craddock Commercial, Matt Craddock, and seasoned financial professional, David Lavine.

Source: Venu Holding Corporation

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU), founded by Colorado Springs entrepreneur J.W. Roth, is a premier hospitality and live music venue developer dedicated to crafting luxury, experience-driven entertainment destinations. VENU’s campuses in Colorado Springs, Colorado, and Gainesville, Georgia, each feature Bourbon Brothers Smokehouse and Tavern, The Hall at Bourbon Brothers, and unique to Colorado Springs, Notes Eatery and the 8,000-seat Ford Amphitheater. Expanding with new Sunset Amphitheaters in Oklahoma and Texas, VENU’s upcoming large-scale venues will host between 12,500 and 20,000 guests, continuing VENU’s vision of redefining the live entertainment experience. Click here for company overview.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Denver Post, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents and NFL Hall of Famer and Founder of EIGHT Elite Light Lager, Troy Aikman, VENU continues to shape the future of the entertainment landscape. For more information, visit venu.live

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Media Relations

Chloe Hoeft

Venu Holding Corporation (“VENU”)

719-895-5470

choeft@venu.live

Investor Relations

Dave Gentry

RedChip Companies, Inc.

1-407-644-4256

VENU@redchip.com